UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

Macy’s, Inc.

(Name of Registrant as Specified in Its Charter)

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Macy’s, Inc. Confirms Receipt of Revised, Unsolicited, Non-Binding Proposal from Arkhouse and Brigade

Reiterates Board and Management’s Commitment to Long-Term Value Creation

NEW YORK – March 3, 2024 – Macy’s, Inc. (NYSE: M) today confirmed that it has received a revised, unsolicited, non-binding proposal from Arkhouse Management Co. LP (“Arkhouse”) and Brigade Capital Management, LP (“Brigade”) to acquire all of the outstanding shares of the Company for $24.00 per share in cash.

The Macy’s, Inc. Board will carefully review and evaluate the latest proposal consistent with the Board’s fiduciary duties and in consultation with its financial and legal advisors. The Macy’s, Inc. Board has a proven track record of evaluating a broad range of options to create shareholder value, is open-minded about the best path to achieve this objective and is committed to continuing to take actions that it believes are in the best interests of the Company and all Macy’s, Inc. shareholders.

Macy’s, Inc. does not intend to comment further on Arkhouse and Brigade’s revised, unsolicited non-binding proposal until the Board has completed its review. Macy’s, Inc. shareholders do not need to take any action at this time.

Bank of America Securities and Wells Fargo are acting as financial advisors and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to the Company.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully execute against its five growth vectors, including the ability to realize the anticipated benefits associated with the strategy, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, inventory shortage, labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 28, 2023. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding Proxy Solicitation

Macy’s intends to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2024 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). Macy’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting. Information regarding the names of Macy’s directors and executive officers and their respective interests in Macy’s by security holdings or otherwise is set forth in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 3, 2023 (the “2023 Proxy Statement”) and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/794367/000155837023005400/m-20230519xdef14a.htm. Please refer to the sections captioned “Stock Ownership,” “Fiscal 2022 Non-Employee Director Compensation Table” and “Compensation of the Named Executive Officers in 2022” in the 2023 Proxy Statement. To the extent holdings of such participants in Macy’s securities have changed since the amounts described in the 2023 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Macy’s Annual Report on Form 10-K for the year ended January 28, 2023, filed with the SEC on March 24, 2023 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/794367/000162828023009154/m-20230128.htm. Details concerning the nominees of the Macy’s Board of Directors for election at the 2024 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF MACY’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING MACY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by Macy’s with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Macy’s investor relations website at https://macysinc.com/investors.

Contacts

Media – Chris Grams

communications@macys.com

Leigh Parrish / Arielle Rothstein

lparrish@joelefrank.com

arothstein@joelefrank.com

(212) 355-4449

Investors – Pamela Quintiliano

investors@macys.com